Exhibit 99.2

Keryx Biopharmaceuticals, Inc. Announces Second Quarter 2009 Financial Results

Keryx to Host Investor Conference Call on Thursday, August 6, 2009 at 8:30am EDT

NEW YORK, August 5, 2009 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including renal disease and cancer (the “Company”), today announced its results for the second quarter ended June 30, 2009.

At June 30, 2009, the Company had cash, cash equivalents, short-term investment securities and interest receivable of $13.4 million, as compared to $15.5 million at December 31, 2008.  In addition, at June 30, 2009, the Company had $7.1 million of auction rate securities which are classified as long-term investments.  Additionally, in July 2009, the Company received $2.75 million of cash from a settlement with the former licensor of Sulonex (sulodexide).  The Company will receive an additional $750,000 on or before July 30, 2010 related to this settlement.

The net income for the second quarter ended June 30, 2009 was $14.1 million, or $0.29 per diluted share, compared to a net loss of $7.7 million, or $0.17 per share, for the second quarter in 2008.  The change in net income (loss) was primarily attributable to the recognition of $18.0 million in license revenue relating to an amendment to the September 2007 sublicense agreement with Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd. (JT/Torii), which eliminated the Company’s significant ongoing obligations included in the original agreement, a $1.8 million decrease in research and development expenses related to KRX-0401, and a $1.0 million decrease in research and development expenses related to the cessation of the development of Sulonex in March 2008.

The net income for the six months ended June 30, 2009 was $14.6 million, or $0.30 per diluted share, compared to a net loss of $42.2 million, or $0.96 per share, for the comparable period in 2008.  The change in net income (loss) was primarily attributable to a $26.9 million decrease in research and development expenses related to the cessation of the development of Sulonex in March 2008, a $4.4 million decrease in research and development expenses related to KRX-0401, and a $21.1 million increase in license revenue related to an amendment to the September 2007 sublicense agreement with JT/Torii ($18.0 million), as discussed above, and a $3.0 million milestone payment from JT/Torii earned in the first quarter of 2009.

Commenting on the quarter, Ron Bentsur, the Company's Chief Executive Officer, remarked, "Keryx has made significant progress over the last few months.  We presented important Phase 2 data on both our compounds, regained full compliance with the listing requirements of the Nasdaq Capital Market, and announced our SPA for the Phase 3 trial of perifosine in multiple myeloma.  We look forward to finalizing our discussions with the FDA regarding the U.S. Phase 3 program for Zerenex shortly, at which time Keryx will be in the compelling position of having two Phase 3 compounds.”  Mr. Bentsur added, "I am excited by the opportunity to transform Keryx into a late-stage development company and maximize shareholder value.  On behalf of the entire Keryx team, I want to thank all of our shareholders for their continued support.”

On Thursday, August 6, 2009, at 8:30am EDT, the Company will host an investor conference call during which they will provide a brief financial overview of the Company’s second quarter financial results and a business outlook for the remainder of 2009.

In order to participate in the conference call, please call 1-877-869-3847 (U.S.), 1-201-689-8261 (outside the U.S.), call-in ID: KERYX. The audio recording of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including renal disease and cancer. Keryx is developing Zerenex(TM) (ferric citrate), an oral, iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Zerenex has recently completed a Phase 2 clinical program as a treatment for hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease. Keryx is also developing KRX-0401 (perifosine), a novel, potentially first-in-class, oral anti-cancer agent that inhibits the phosphoinositide 3-kinase (PI3K)/Akt pathway, a key signaling cascade that has been shown to induce cell growth and cell transformation. KRX-0401 has demonstrated both safety and clinical efficacy in numerous adult and pediatric tumor types, both as a single agent and in combination with novel therapies. KRX-0401 also modulates a number of other key signal transduction pathways, including the JNK and MAPK pathways, which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival. KRX-0401 is currently in Phase 2 clinical development for multiple tumor types, with a Phase 3 in multiple myeloma, under SPA, pending commencement. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: There can be no assurance that the Company will complete cost-effective clinical trials or meet the projected development timelines for the drug candidates in its pipeline, including Zerenex and KRX-0401; that the Company will be able to raise additional capital in the future in order to fund its operations; or that the Company's stock will not be affected by other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director – Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com

Source: Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc.
Selected Consolidated Financial Data
(In Thousands, Except Share and Per Share Amounts)

Statements of Operations Information:

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2009	2008	2009	2008

REVENUE:
License revenue	$18,289	$327	$21,616	$526
Service revenue	--	62	3	62
Other revenue	75	--	75	--
TOTAL REVENUE	18,364	389	21,694	588

OPERATING EXPENSES:
Cost of services	--	14	--	14

Research and development:
Non-cash compensation	361	251	562	(729)
Other research and development	1,456	4,242	2,830	35,069
Total research and development	1,817	4,493	3,392	34,340

Selling, general and administrative:
Non-cash compensation	1,028	1,767	1,398	3,484
Other selling, general and administrative	1,528	2,078	2,569	3,965
Total selling, general and administrative	2,556	3,845	3,967	7,449

TOTAL OPERATING EXPENSES	4,373	8,352	7,359	41,803

OPERATING INCOME (LOSS)	13,991	(7,963)	14,335	(41,215)

OTHER INCOME (EXPENSE):
Interest and other income (expense), net	141	274	248	(929)

INCOME (LOSS) FROM CONTINUING OPERATIONS	14,132	(7,689)	14,583	(42,144)
Loss from discontinued operations	--	(8)	--	(89)

NET INCOME (LOSS)	$14,132	$(7,697)	$14,583	$(42,233)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.30	$(0.17)	$0.30	$(0.96)

Diluted	$0.29	$(0.17)	$0.30	$(0.96)

SHARES USED IN COMPUTING NET LOSS PER COMMON SHARE
Basic	47,855,425	44,095,873	47,854,664	43,906,974

Diluted	48,189,552	44,095,873	48,149,600	43,906,974

Balance Sheet Information:

	June 30, 2009 (unaudited)	December 31, 2008*
Cash, cash equivalents, interest receivable
and short-term investment securities	$13,418	$15,467
Long-term investment securities	7,117	7,185
Total assets	24,164	26,634
Accumulated deficit	(317,335)	(331,918)
Stockholders’ equity (deficiency)	15,054	(1,489)

* Condensed from audited financial statements.